                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2000 Stock Option Plan of Pennzoil-Quaker State Company of our report dated February 29, 2000 included in the Pennzoil-Quaker State Company Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                             ARTHUR ANDERSEN LLP


Houston, Texas
April 28, 2000